Exhibit 99.1



                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



      In connection with the Annual Report of Micronetics, Inc. (the "Company") on Form 10-KSB for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Richard S. Kalin, Chief Executive Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

          (1)  The Report fully complies with the requirements of
Section 13(a) or Section 15(d) of the Securities Exchange Act  of
1934; and

           (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




June 10, 2003                     /s/Richard S. Kalin
                                  ------------------------------
                                  Name:  Richard S. Kalin
                                  Title: Chief Executive Officer
                                         (Principal Executive
                                          Officer)



      This  certification  accompanies  the  Report  pursuant  to
Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.